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                                                                   EXHIBIT 10.14

[UNION BANK OF CALIFORNIA LOGO] (R)

                        AMENDMENT AND CONSENT LETTER

                                                       NORTHERN CALIFORNIA
                                                       COMMERCIAL BANKING OFFICE
                                                       39305 Paseo Padre Parkway
                                                       Fremont, CA  94537
                                                       (510) 494-5792



March 5, 2004

Ultra Clean Technology Systems and Service, Inc.
150 Independence Drive
Menlo Park, CA 94025
Attn: Kevin Griffin, Chief Financial Officer

Re: First Amendment ("Amendment") to the Loan Agreement dated July 9, 2003 (all prior Amendments, this Amendment, and the Loan Agreement together called the "Agreement") and consent to prepayment under those certain Subordination Agreements between Union Bank of California, N.A. and Clarence L. Granger, FP-Ultra Clean L.L.C., and Kevin L. Griffin (collectively, "Creditors") dated July 9, 2003 (collectively, Subordination Agreements").

Dear Mr. Griffin:

I. In reference to the Agreement between Union Bank of California, N.A. ("Bank") and Ultra Clean Technology Systems and Service, Inc. ("Borrower"), the Bank and Borrower desire to amend the Agreement as set forth below. Capitalized terms used herein which are not otherwise defined herein shall have the meaning given them in the Agreement.

      Amendments to the Agreement:

      (a)   Section 2.4 is changed in its entirety to "reserved".

      (b)   Section 6.4 is deleted and replaced with the following:

            "6.4 The Guaranty shall be breached or become ineffective, or the Guarantor shall disavow or attempt to revoke or terminate such guaranty."

      (c)   Section 6.9 is changed in its entirety to "reserved".

      Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall not be a waiver of any existing or future default or breach of a condition or covenant unless specified herein.

      This Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Amendment executed by the Borrower and the Creditors which must be received by the Bank before March 17, 2004.

II. Bank hereby consents (notwithstanding anything to the contrary in Section 4 of each of the Subordination Agreements), pursuant to Section 5 of each of the Subordination Agreements, to full prepayment of the Creditor Obligations defined therein with the proceeds of the proposed initial public offering of the Guarantor (the "IPO"), and each of the parties hereto hereby agrees that each Subordination Agreement shall be terminated in its entirety concurrently with the consummation of the IPO without the requirement for any further action by any party thereto.
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Ultra Clean Technology Systems and Service, Inc.
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III. The parties may execute one or more counterparts to this Amendment, each of which shall be deemed an original, but all such counterparts when taken together, shall constitute one and the same amendment.

                                          Very truly yours,

                                          UNION BANK OF CALIFORNIA, N.A.


                                          By:
                                             ----------------------------------
                                                  Timothy Reilly
                                          Title:  Vice President

Agreed and Accepted on ______ day of March, 2004.

ULTRA CLEAN TECHNOLOGY SYSTEMS AND SERVICE, INC.

By:
   ---------------------------------
        Kevin  L. Griffin
Title:  Chief Financial Officer

FP-ULTRA CLEAN, L.L.C.

By:
   ---------------------------------

Title:
      ------------------------------

----------------------------------------
KEVIN L. GRIFFIN



----------------------------------------
CLARENCE L. GRANGER